        As filed with the Securities and Exchange Commission on July 1, 1998
                                           Registration Statement No. 333-


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------

                           BURNHAM PACIFIC PROPERTIES, INC.
                (Exact name of Registrant as Specified in Its Charter)
          Maryland                                     33-0204162
     (State of Incorporation)              (I.R.S. Employer Identification #)

                           610 West Ash Street
                                16th Floor
                           San Diego, CA  92112
                             (619) 652-4700
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

          BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P. 401(K) RETIREMENT
                             SAVINGS PLAN AND TRUST

                            (Full Title of the Plan)
                            ------------------------

               J. David Martin, President and Chief Executive Officer
      Daniel B. Platt Chief Administrative Officer and Chief Financial Officer
                                610 West Ash Street
                                    16th Floor
                              San Diego, CA  92112
                                 (619) 652-4700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  With copy to:
                             William B. King, P.C.
                            Goodwin, Procter & Hoar LLP
                                  Exchange Place
                           Boston, Massachusetts 02109
                                  (617) 570-1000

                          CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
  Title of Securities Being      Amount to be         Proposed Maximum                Proposed Maximum            Amount of
       Registered (1)            Registered (2)   Offering Price Per Share (3)    Aggregate Offering Price     Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01        100,000                $13.75                        $1,375,000                  $406
         per share
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Plus such additional number of shares as may be required pursuant to the Registrant's 401(k) Retirement Savings Plan and Trust Agreement in the
     event of a    a stock dividend, stock split, split-up, recapitalization
     or other similar event.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the aggregate offering price and the registration fee and is based upon the average of the high and low prices for the Registrant's Common Stock, $0.01 par value per share as reported on the New York Stock Exchange on June 29, 1998.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
          ------------------------------------------------

     Burnham Pacific Properties, Inc. (the "Registrant") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b)  (1)  The Registrant's Current Report on Form 8-K filed; January 14,
1998

          (2)  The Registrant's Current Report on Form 8-K filed; April 6,
1998

          (3) The Registrant's Quarterly Report on Form 10-Q filed May 15, 1998; and

          (4)  The Registrant's Current Report on Form 8-K filed June 1, 1998

     (c) The description of the Registrant's common stock contained in its Registration Statement on Form 8-B filed on June 2, 1997.

     In addition, all documents subsequently filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          --------------------------

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

     Not Applicable.

Item 6.   Indemnification of Directors and Officer.
          -----------------------------------------

     The Maryland General Corporation Law ('MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Burnham Pacific Properties, Inc. (the "Company") contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director, officer, employee or agent of the Company or of its predecessor, Burnham Pacific Properties, Inc., a California corporation (the "Predecessor Corporation") or (ii) any individual who, while a director of the Company or Predecessor Corporation and at the request of the Company or Predecessor Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify (a) any individual who is a present or former director, officer, employee or agent of the Company or Predecessor Corporation or (b) any individual who, while a director of the Company or Predecessor Corporation and at the request of the Company or Predecessor Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and to which they may be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connecting proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL allows a corporation to advance expenses to a director or officer, provided that, as a condition to advancing expenses, the corporation obtains (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the bylaws and (y) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Item 7.   Exemption from Registration Claimed.
          ------------------------------------

     Not Applicable.

Item 8.   Exhibits.
          ---------

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.


Exhibit
-------
  5.1      Opinion of Goodwin, Procter & Hoar LLP, as to the legality of the securities being registered
 23.1      Consent of Independent Accountants, Deloitte & Touche LLP
 23.2      Consent of Counsel, Goodwin, Procter & Hoar LLP (included in
           Exhibit 5.1 hereto)
 24.1      Powers of Attorney (included in Part II of this Registration
           Statement)


Item 9.   Undertakings.
          -------------
     (a)  The undersigned registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to submit the Burnham Pacific Operating Partnership, L.P. 401(k) Retirement Savings Plan and Trust (the "Plan") and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 11th day of May, 1998.

                                   BURNHAM PACIFIC PROPERTIES, INC.


                                   By:/s/ J. David Martin
                                      -------------------------------------
                                      J. David Martin
                                      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints J. David Martin and Daniel B. Platt, and each of them singly, his or her true and lawful attorney-in-fact and agent, for him or her, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and/or any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to additional securities of the same class(es) as offered in an offering of securities pursuant to this Registration Statement, and to file the same and all exhibits thereto, and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


     Name                            Title                            Date
     ----                            -----                            ----

/s/ J. David Martin        President, Chief Executive Officer      May 11, 1998
-----------------------    (Principal Executive Officer) and
J. David Martin            Director


/s/ Daniel B. Platt        Chief Financial Officer                 May 11, 1998
-----------------------    (Principal Financial Officer)
Daniel B. Platt


/s/ Jeffrey R. Fisher      Vice President Finance and              May 11, 1998
-------------------------  Treasurer (Principal Accounting
Marc A. Artino             Officer)



     Name                            Title                            Date
     ----                            -----                            ----

/s/ Malin Burnham          Director                                May 11, 1998
----------------------
Malin Burnham


/s/ James D. Harper, Jr.   Director                                 May 11, 1998
-----------------------
James D. Harper, Jr.


                           Director                                 May 11, 1998
------------------------
James D. Klingbeil


/s/ Nina B. Matis          Director                                 May 11, 1998
-----------------------
Nina B. Matis


/s/ Donne P. Moen          Director                                 May 11, 1998
-----------------------
Donne P. Moen


/s/ Thomas A. Page         Director                                 May 11, 1998
-----------------------
Thomas A. Page


/s/ Philip S. Schlein      Director                                 May 11, 1998
-----------------------
Philip S. Schlein


/s/ Robin Wolaner          Director                                 May 11, 1998
-----------------------
Robin Wolaner

    Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on the 1st day of July, 1998.

                                   WELLS FARGO BANK,
                                   as Trustee of Burnham Pacific Operating
                                   Partnership, L.P. 401(k) Retirement Savings
                                   Plan and Trust,


                                   By:  /s/ Kevin F. Ward
                                        ----------------------------
                                   Name:  Kevin F. Ward
                                   Title: Assistant Vice President

                                    EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

    5.1        Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
   23.1        Consent of Independent Accountants, Deloitte & Touche LLP
   23.2        Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
   24.1        Powers of Attorney (included in Part II of this Registration Statement)